Exhibit 99.1


       Access National Earnings Per Share Up 125% in Q4; 75% for the Year


     RESTON, Va.--(BUSINESS WIRE)--Jan. 31, 2006--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, reported 2005 fourth quarter net income of $1.6 million, compared to $0.7 million in 2004, up 130%. Basic earnings per share rose at a similar pace to $0.21 for the quarter ending December 31, 2005 compared to $0.09 per share for the same period of 2004. Diluted earnings for the same period rose 125% to $0.18 from $0.08.
     Net income for the year ending December 31, 2005 was $5.9 million, compared to $3.3 million for 2004, an increase of 78%, including extraordinary income recorded in 2004. Basic earnings per share for the same period increased 70% from $0.44 in 2004 to $0.75 in 2005. Diluted earnings per share increased 75%, from $0.36 in 2004 to $0.63 in 2005. Earnings per share growth rates were lower than basic earnings growth as the company issued approximately 947 thousand shares in June 2004.
     Return on average assets improved from 0.97% in 2004 to 1.29% in 2005, up 33%. Return on average equity was 20.63% in 2005 compared to 14.48% in 2004, up 42%. In July 2005, the company was recognized by the US Banker as #11 among the Top 200 Publicly Traded Community Banks for its strong return on equity ratio over the last 3 years.
     Fourth quarter 2005 earnings climbed as a result of continued growth in earning assets. Total assets increased 28% to $537 million due mainly to the growth in loans and the investment portfolio. Total deposits increased by 32% to $420 million, while total loans increased 26% to $369 million compared to the prior year. The portfolio of investments securities available for sale grew by 71% to $87.8 million. Mortgage origination volume increased 35% in 2005 to $990 million from $734 million for the year ended December 31, 2004.
     Net interest income for the year increased 30.6% over 2004, driven by strong loan growth and growth in the Bank's investment portfolio.
     Non-interest expense increased $4.7 million or 15.1% from 2004, due to increased salary, advertising and promotional expenses and other administrative expenses.
     The allowance for loan losses totaled $5.2 million as of December 31, 2005, compared to $4.0 million for 2004. The provision for the twelve months ended December 31, 2005 was $1.2 million compared to $1.5 million for the same period in 2004. The allowance for loan losses represented 1.41% of outstanding loans held for investment at year end, compared to 1.37% at December 31, 2004.
     Net income for the banking segment increased by approximately 61% to $3.8 million in 2005 compared to $2.4 million in 2004.
     A summary of the operating performance and financial condition for the reporting period is attached.

     Access National Corporation is the parent of Access National Bank, an independent, nationally chartered bank. The Bank, established in December 1999, serves the business community in the greater DC Metropolitan area. Its wholly owned subsidiary, Access National Mortgage Corporation, provides residential mortgage loans to bank clients and consumers in the same area and other select markets. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation are traded on the NASDAQ National Market under the symbol "ANCX".

     This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC filings.

                           Access National Corporation
                             Selected Financial Data
                      (In Thousands, Except for Share Data)

                                       December 31 December 31 Percent
At period end (unaudited)                 2005        2004     Change
----------------------------------------------------------------------

Assets                                 $  537,050  $  420,098      28%
Average assets (YTD)                      457,251     341,153      34%
Loans held for investment                 369,497     292,594      26%
Loans held for sale                        45,255      36,245      25%
Mortgage loan originations                990,445     733,599      35%
Investment Securities                      87,771      51,378      71%
Earning assets                            517,042     399,763      29%
Deposits                                  419,629     317,393      32%
Stockholders' equity                       31,185      25,998      20%
Average loans held for investment         318,438     246,810      29%
Average earning assets                    437,727     321,281      36%
Average interest bearing liabilities      357,700     239,245      50%
Average stockholders equity (YTD)          28,586      22,901      25%
Net income (YTD), before extra-
 ordinary income                            5,898       2,985      98%
Net income (YTD)                            5,898       3,315      78%
Common shares outstanding               7,956,556   7,914,148       1%
Book value                                   3.92        3.29      19%
Basic EPS, before extra-ordinary
 income                                $     0.75  $     0.40      88%
Basic EPS                              $     0.75  $     0.44      70%
Diluted EPS, before extra-ordinary
 income                                $     0.63  $     0.33      91%
Diluted EPS                            $     0.63  $     0.36      75%
Average outstanding shares
  Basic                                 7,867,135   7,509,536       5%
  Diluted                               9,423,087   9,155,778       3%
Return on average assets (YTD)               1.29%       0.97%     33%
Return on average equity (YTD)              20.63%      14.48%     42%
Net Interest Margin                          3.50%       3.64%     -4%
Allowance for loan losses                   5,215       4,019      30%
Allowance for loan losses/loans held
 for investment                              1.41%       1.37%      3%
Non-performing assets                       1,311       2,171     -40%
Non-performing assets/loans held for
 investment                                  0.35%       0.74%    -52%
Net charge-offs to average loans (YTD)       0.00%       0.00%      0%

(YTD - Year To Date)

Note 1: Prior periods have been restated to reflect a 2 for 1 stock split effective 12-12-2005


                           Access National Corporation
                           Consolidated Balance Sheet

                                               December 31 December 31
                                               ----------- -----------
                                                  2005        2004
                                               ----------- -----------
(In Thousands)                                 (unaudited)
---------------------------------------------- ----------- -----------

ASSETS

  Cash and due from banks                      $    9,854  $   10,998

  Interest bearing balances                        13,329      19,534

  Securities available for sale, at fair value     87,771      51,378

  Loans held for sale                              45,255      36,245

  Loans held for investment net of allowance
   for loan losses of $5,215 and $4,019
   respectively                                   364,282     288,575

  Premises, Equipment and Land                      9,650       8,822

  Other assets                                      6,909       4,546

                                               ----------- -----------
    Total assets                               $  537,050  $  420,098
                                               =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Non-interest bearing deposits                $   81,034  $   94,108

  Savings and interest bearing deposits           149,094     103,274

  Time Deposits                                   189,501     120,011
                                               ----------- -----------

    Total deposits                                419,629     317,393

  Short-term borrowings                            48,196      37,079

  Long-term borrowings                             21,786      27,000

  Subordinated debentures                          10,311      10,311

  Other liabilities and accrued expenses            5,943       2,317

                                               ----------- -----------
    Total Liabilities                             505,865     394,100
                                               ----------- -----------

SHAREHOLDERS' EQUITY
  Common stock $0.835 par value; 60,000,000
   authorized; issued and outstanding,
   7,956,556 and 7,914,148 shares respectively      6,644       6,608

  Surplus                                           9,099       9,067

  Retained earnings                                16,227      10,330

  Accumulated other comprehensive income
   (loss)                                            (785)         (7)

                                               ----------- -----------
    Total shareholders' equity                     31,185      25,998
                                               ----------- -----------

                                               ----------- -----------
    Total liabilities and shareholders' equity $  537,050  $  420,098
                                               =========== ===========

Note 1: Prior periods have been restated to reflect a 2 for 1 stock split effective 12-12-2005


                           Access National Corporation
                      Consolidated Statement of Operations

                           Three Months  Twelve Months  Twelve Months
(In Thousands Except for  Ended 12/31/05 Ended 12/31/05 Ended 12/31/04
 Share Data)                (unaudited)    (unaudited)
------------------------- -------------- -------------- --------------

INTEREST INCOME
  Interest and fees on
   loans                  $       7,432  $      25,044  $      17,228

  Interest on federal
   funds sold & bank
   balances                         103            278             90

  Interest on securities            711          2,472            907
                          -------------- -------------- --------------
    Total interest income         8,246         27,794         18,225

INTEREST EXPENSE
  Interest on deposits            2,834          9,020          4,355

  Interest on other
   borrowings                     1,102          3,502          2,176
                          -------------- -------------- --------------
    Total interest
     expense                      3,936         12,522          6,531
                          -------------- -------------- --------------
    Net interest income           4,310         15,272         11,694

Provision for loan losses           374          1,196          1,462
                          -------------- -------------- --------------
Net interest income after
 provision for loan
 losses                           3,936         14,076         10,232

NON-INTEREST INCOME
  Service charges and
   fees                              77            260            145

  Gain on sale of loans           4,985         24,095         20,015

  Other Income                    1,730          7,112          5,792
                          -------------- -------------- --------------
    Total non-interest
     income                       6,792         31,467         25,952

NON-INTEREST EXPENSE
  Salaries and benefits           4,767         20,537         18,627

  Occupancy and equipment           729          2,426          2,415

  Other operating expense         2,548         13,377         10,538
                          -------------- -------------- --------------
    Total non-interest
     expense                      8,044         36,340         31,580
                          -------------- -------------- --------------
Income before income tax          2,684          9,203          4,604

Income tax expense                1,034          3,305          1,619
                          -------------- -------------- --------------
Net Income before extra-
 ordinary income                  1,650          5,898          2,985

Extra-ordinary income
  Gain on acquisition of
   subsidiary, net of
   income tax                         -              -            330

                          -------------- -------------- --------------
NET INCOME                $       1,650  $       5,898  $       3,315
                          ============== ============== ==============

Earnings per common
 share:
Basic, before
 extraordinary income     $        0.21  $        0.75  $        0.40
                          ============== ============== ==============
Basic                     $        0.21  $        0.75  $        0.44
                          ============== ============== ==============
Diluted, before extra-
 ordinary income          $        0.18  $        0.63  $        0.33
                          ============== ============== ==============
Diluted                   $        0.18  $        0.63  $        0.36
                          ============== ============== ==============

Average outstanding
 shares:
Basic                         7,696,022      7,867,135      7,509,536
Diluted                       9,427,740      9,423,087      9,155,778

Note 1: Prior periods have been restated to reflect a 2 for 1 stock split effective 12-12-2005



     CONTACT: Access National Corporation
             Michael Clarke, 703-871-2100